UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2023

Entergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11299	72-1229752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 Loyola Avenue, New Orleans, Louisiana		70113
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Chicago, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, as part of a planned leadership succession process, Leo P. Denault resigned from his position as Chief Executive Officer of Entergy Corporation (the “Company”) effective as of November 1, 2022 (the “Effective Date”), and Andrew S. Marsh, the Company’s Former Chief Financial Officer, was elected as the Company’s Chief Executive Officer. Mr. Denault was elected to the position of Executive Chair and, in such role, continued to serve as Chairman of the Board. Mr. Denault was elected to such position for a transition period beginning on the Effective Date and ending on such date as determined by the Board between January 31, 2023 and the date of the 2023 Annual Meeting of Shareholders.

On January 27, 2023, the Board approved and accepted Mr. Denault’s resignation as Executive Chair and Chairman of the Board, effective as of the close of business on January 31, 2023, and appointed Mr. Marsh as Chairman of the Board, effective as of February 1, 2023. The Board also approved Stuart L. Levenick’s continued service as the Board’s Lead Director for the remainder of his current term of service, ending upon the organizational meeting of the Board immediately following the 2025 Annual Meeting of Shareholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Reginald T. Jackson
Reginald T. Jackson Senior Vice President and Chief Accounting Officer

Dated: January 31, 2023